  Ex.99

  MHR Fund Management LLC

  By:  /s/ JanetYeung
       ---------------------------------

       Name: Janet Yeung

       Title: Authorized Signatory

       Address: 1345 Avenue of the Americas, 42nd Floor
                NEW YORK, NY 10105

  MHR Holdings LLC

  By:  /s/ Janet Yeung
       ---------------------------------

       Name: Janet Yeung

       Title: Authorized Signatory

       Address: 1345 Avenue of the Americas, 42nd Floor
                NEW YORK, NY 10105